Financial Statements and Report of Independent
Certified Public Accountants

Strategic Office Solutions, Inc.
dba Daegis

December 31, 2009 and 2008

Audit ● Tax ● Advisory
Grant Thornton LLP 100 W Liberty Street, Suite 770 Reno, NV 89501-1965
Report of Independent Certified Public Accountants	T 775.786.1520 F 775.786.7091 www.GrantThornton.com

To the Board of Directors
Strategic Office Solutions, Inc. dba Daegis

We have audited the accompanying balance sheets of Strategic Office Solutions, Inc. dba Daegis (a California corporation) as of December 31, 2009 and 2008, and the related statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strategic Office Solutions, Inc. dba Daegis as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Reno, Nevada
June 8, 2010

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd

Strategic Office Solutions, Inc.
dba Daegis

BALANCE SHEETS

December 31,

ASSETS
	2009	2008
CURRENT ASSETS
Cash	$5,710,206	$2,013,314
Accounts receivable	6,105,205	7,264,053
Prepaid expenses	202,420	210,604
State franchise and income tax receivable	21,186	21,276
Total current assets	12,039,017	9,509,247
PROPERTY AND EQUIPMENT, net	1,284,450	1,437,229
DEPOSITS	184,005	208,052
Total assets	$13,507,472	$11,154,528

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$255,754	$272,653
Accrued expenses	1,208,370	821,790
Current portion of long-term capital lease obligations	265,468	376,489
Current portion of deferred rent	49,992	-
Total current liabilities	1,779,584	1,470,932
LONG-TERM CAPITAL LEASE OBLIGATIONS	-	265,328
NONCURRENT PORTION OF DEFERRED RENT	119,114	-
Total liabilities	1,898,698	1,736,260
STOCKHOLDERS' EQUITY
Common stock	309,934	309,934
Additional paid-in capital	1,153,995	1,016,862
Retained earnings	10,144,845	8,091,472
Total stockholders' equity	11,608,774	9,418,268
Total liabilities and stockholders' equity	$13,507,472	$11,154,528

The accompanying notes are an integral part of these statements.

Strategic Office Solutions, Inc.
dba Daegis

STATEMENTS OF INCOME

Years ended December 31,

	2009	2008
Sales, net	$23,550,599	$22,051,341
Cost of sales	3,615,949	3,216,398
Gross profit	19,934,650	18,834,943

Operating expenses
Salaries and wages	9,257,869	9,243,005
Payroll taxes	842,604	795,095
Employee benefits	1,079,731	831,946
Stock-based compensation	137,125	954,184
Outside services	257,123	65,503
Rent	792,537	533,346
Supplies	107,629	81,766
Utilities and telephone	652,903	564,569
Travel and entertainment	538,810	509,215
Office expense	180,221	266,911
Professional fees	451,822	220,695
Repairs and maintenance	144,914	110,682
Advertising/promotion	74,146	80,646
Taxes and licenses	194,228	140,652
Insurance	174,870	202,401
Other	370,746	90,754
Depreciation and amortization	945,062	629,002
Total operating expenses	16,202,340	15,320,372
Income from operations	3,732,310	3,514,571

Other income (expense)
Interest expense	(41,140)	(55,339)
Interest and other income	61,713	27,238
Total other income (expense)	20,573	(28,101)
Income before taxes	3,752,883	3,486,470
State income tax expense	92,836	2,256
NET INCOME	$3,660,047	$3,484,214

The accompanying notes are an integral part of these statements.

Strategic Office Solutions, Inc.
dba Daegis

STATEMENT OF STOCKHOLDERS' EQUITY

Year ended December 31, 2009

	Common Stock
	20,000,000 Shares
	Authorized,
	15,207,163
	Issued and	Additional		Total
	Outstanding,	Paid-in	Retained	Stockholders'
	No Par Value	Capital	Earnings	Equity
Balance, December 31, 2007	$309,934	$62,678	$4,921,458	$5,294,070
Stock-based compensation	-	954,184	-	954,184
Dividends paid	-	-	(314,200)	(314,200)
Net income	-	-	3,484,214	3,484,214
Balance, December 31, 2008	309,934	1,016,862	8,091,472	9,418,268
Stock-based compensation	-	137,133	-	137,133
Dividends paid	-	-	(1,341,530)	(1,341,530)
Advances to stockholders	-	-	(265,144)	(265,144)
Net income	-	-	3,660,047	3,660,047
Balance, December 31, 2009	$309,934	$1,153,995	$10,144,845	$11,608,774

The accompanying notes are an integral part of this statement.

Strategic Office Solutions, Inc.
dba Daegis

STATEMENTS OF CASH FLOWS

Years ended December 31,

	2009	2008
Cash flows from operating activities:
Net income	$3,660,047	$3,484,214
Items not requiring the use of cash:
Depreciation and amortization	945,062	629,002
(Gain) on sale of equipment	-	(2,981)
Stock compensation expense	137,133	954,184
Changes in assets and liabilities:
Accounts receivable	1,158,848	(1,719,369)
Prepaid expenses	8,184	14,850
State franchise and income tax receivable	90	7,324
Deposits	24,047	(85,262)
Accounts payable	(16,899)	49,649
Accrued expenses	386,580	(33,107)
Deferred rent expense	169,106	-
Net cash provided by operating activities	6,472,198	3,298,504
Cash flows from investing activities:
Purchase of property and equipment	(792,283)	(713,723)
Proceeds from sale of equipment	-	3,000
Net cash used in investing activities	(792,283)	(710,723)
Cash flows from financing activities:
Borrowings on line of credit	1,000,000	13,117
Payments on line of credit	(1,000,000)	(13,117)
Payments on long-term capital lease obligations	(376,349)	(404,369)
Dividends paid	(1,341,530)	(314,200)
Advances to stockholders	(265,144)	-
Net cash used in financing activities	(1,983,023)	(718,569)
INCREASE IN CASH	3,696,892	1,869,212
Cash at beginning of year	2,013,314	144,102
Cash at end of year	$5,710,206	$2,013,314
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$41,140	$55,339
State franchise and income tax	$76,341	$9,081

The accompanying notes are an integral part of these statements.

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE A - ORGANIZATION

Strategic Office Solutions, Inc., an S-Corporation, was incorporated in 1999 to operate as a service bureau, providing time-sensitive document management services and finding cost-effective means by which their customers can meet their information management needs. The Company is headquartered in San Francisco, California, and principally provides litigation support services for attorneys and large corporations. As of August 21, 2006, Strategic Office Solutions, Inc. began doing business as Daegis.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Basis of Accounting

The Company’s financial records are maintained on the accrual basis of accounting. Revenues are recognized in the accounting period in which they are earned and become measurable; and expenses are recognized in the period incurred.

2. Revenue Recognition

The Company recognizes revenue as services are performed.

Various states impose a sales tax of 5.0% to 9.5% on all sales to in-state consumers. The Company collects that sales tax from customers and remits it to the various states. The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenues and operating expenses.

3. Cash and Cash Equivalents The Company considers all short-term investments with original maturities of ninety days or less to be cash equivalents.

4. Accounts Receivable

The majority of the Company’s accounts receivable are due from law firms or companies involved in litigation. The Company does not require collateral from its customers to secure accounts receivable and generally requires payment in thirty days. The Company evaluates the collectability of its accounts receivable and writes off any amounts that are determined to be uncollectible.

5. Property and Depreciation Property and equipment are recorded at cost and depreciated using the straight-line and declining-balance methods over estimated useful lives of three to seven years.

6. Accounting for Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets in accordance with accounting guidance requiring recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. Accordingly, the Company evaluates asset recoverability at each balance sheet date or when an event occurs that may impair recoverability of an asset. No impairment was recorded in 2009 or 2008.

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

7. Advertising Costs The Company’s policy is to expense advertising costs as incurred. Advertising expenses for the years ended December 31, 2009 and 2008 were $74,146 and $80,646, respectively.

8. Compensated Absences

It is the Company’s policy to permit employees to accumulate earned but unused vacation, which will be paid to employees upon separation from the Company’s service. The cost of vacation is recorded in the period earned.

9. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

10. Income Taxes

The Company elected to be taxed as an S-Corporation as of May 7, 1999. Income tax effects resulting from the Company’s operations pass through to the stockholders; and accordingly, no provision for income taxes is included in the financial statements. It is the Company’s policy to declare and pay dividends to its stockholders to assist them in funding their income tax payments as a result of the S-Corporation election.

On January 1, 2009, the Company adopted accounting guidance related to accounting for uncertainty in income taxes, which required the recognition of uncertain tax positions taken or expected to be taken in a tax return when it is “more likely than not” to be sustained upon examination by tax authorities. This assessment assumes that tax authorities evaluate the technical merits of transactions individually with full knowledge of all facts and circumstances surrounding the issue. A recognized tax position is recorded in the financial statements at the largest amount of benefit that has a greater than 50% likelihood of being realized upon settlement with the relevant tax authority. Changes in judgment resulting in subsequent recognition, de-recognition, or adjusted measurement of a tax position taken in a prior annual period, including any related interest and penalties, are recognized as discrete items during the period in which the change occurs.

The adoption of the new accounting guidance related to accounting for uncertainty in income taxes did not have an impact on the financial statements, as all position taken on prior year income tax returns were deemed highly certain. The Company did not have a liability for unrecognized tax benefits upon adoption of the guidance or as of December 31, 2009.

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

10. Income Taxes - Continued

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits. As of December 31, 2009, the Company did not have any unrecognized tax benefits; therefore, the Company did not have any interest or penalties expense related to unrecognized tax benefits for the year ended December 31, 2009. The Company is unaware of information concerning any tax positions for which a material change in the unrecognized tax benefit or liability is reasonably possible within the next twelve months. The Company files income tax returns in the United States. The Company is no longer subject to United States federal income tax examinations for years before 2006. The Company files federal and various state income tax returns and is no longer subject to federal income tax examinations for years before 2006 or state income tax examinations for years before 2005.

11. Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and accounts receivable.

The Company maintains, at times, a cash balance at a single financial institution in excess of the $250,000 limit insured by the Federal Deposit Insurance Corporation.

The Company considers accounts receivable to be fully collectible, and no allowance for bad debts has been recorded.

As of December 31, 2009 and 2008, 58% of accounts receivable was due from three customers, and 57% of accounts receivable was due from four customers, respectively.

For the years ended December 31, 2009 and 2008, sales to two customers comprised 52%, and sales to three customers comprised 39% of sales revenue, respectively.

12. Recently Issued Accounting Standards

The Financial Accounting Standards Board (“FASB”) has established the Accounting Standards CodificationTM (“Codification” or “ASC”) as the single source of authoritative GAAP recognized by the FASB to be applied by non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification has become non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates, which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification. GAAP is not intended to be changed as a result of the FASB’s Codification project, but it will change the way the guidance is organized and presented. As a result, these changes will have a significant impact on how companies reference GAAP in their financial statements and in their accounting policies for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the Codification in this Annual Report by providing a plain English approach when describing any new or updated authoritative guidance.

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

12. Recently Issued Accounting Standards - Continued

In May 2009, the FASB issued general standards for the accounting and reporting of subsequent events that occur between the balance sheet date and issuance of financial statements. Issuers will be required to recognize the effects, if material, of subsequent events in the financial statements if the subsequent event provides additional evidence about conditions that existed as of the balance sheet date. The issuer must also disclose the date through which subsequent events have been evaluated and the nature of any nonrecognized subsequent events. Nonrecognized subsequent events include events that provide evidence about conditions that did not exist as of the balance sheet date, but which are of such a nature that they must be disclosed to keep the financial statements from being misleading. These new standards became effective for financial reporting periods ending after June 15, 2009. The adoption has had no material effect on the Company’s consolidated financial statements. The Company evaluated subsequent events through June 8, 2010, the date the financial statements were available to be issued.

NOTE C - PROPERTY AND EQUPMENT

Property and equipment consist of the following at December 31:

	2009	2008
Computer equipment	$3,115,033	$2,707,751
Computer software	668,602	544,648
Office equipment	230,455	140,511
Leasehold improvements	324,663	153,560
Total property and equipment	4,338,753	3,546,470
Less accumulated depreciation	3,054,303	2,109,241

	$1,284,450	$1,437,229

Depreciation expense was $945,062 and $629,002 for the years ended December 31, 2009 and 2008, respectively.

NOTE D - LINE OF CREDIT

The Company has a $1,000,000 revolving line of credit with a bank secured by accounts receivable, inventory, equipment, and intangibles which expire in April 2010. The line of credit is due on demand, and there are currently no amounts outstanding. Interest is at prime plus 0.75% and was 4.00% as of December 31, 2009. The line of credit has certain financial covenants which the Company was in compliance with at December 31, 2009. The line of credit is guaranteed by certain shareholders of the Company.

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE E - LONG-TERM CAPITAL LEASE OBLIGATIONS

The Company leases equipment and software under capital leases expiring in various years through 2010. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated using straight-line and declining-balance methods over the life of the capital lease or the estimated life whichever is shorter. Equipment and software serve as collateral for capital lease obligations.

The following is a summary of equipment under capital leases at December 31:

	2009	2008
Equipment and software	$1,028,898	$1,159,740
Less accumulated depreciation	781,617	576,788

Equipment, net	$247,281	$582,952

Minimum future lease payments under capital leases are as follows:

Year ending December 31, 2010	$275,507

Total minimum annual lease payments	275,507

Less amount representing interest	10,039
Less current portion	265,468

Long-term capital lease obligations	$-0-

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE F - OPERATING LEASES

The Company leases office space under various long-term operating leases, several of which include provisions for rent escalations. Rent expense is charged to operations using the straight-line method over the lease period. The lease terms vary and expire from 2009 to 2016 with the leases guaranteed by a certain stockholder. Total rental expense for the years ended December 31, 2009 and 2008 were $792,537 and $533,346, respectively.

Years ending December 31,
2010	$834,151
2011	791,076
2012	534,854
2013	262,283
2014	277,528
Thereafter	701,345

$3,401,237

NOTE G - STOCK OPTIONS

The Company adopted a stock option plan in 2001. Effective February 1, 2008, the Company amended the plan to increase the shares of common stock reserved from 5,650,000 to 8,750,000 shares. The Company may issue incentive stock options to officers, directors, and key employees as defined under current tax laws and non-qualified stock options to non-employees of the Company. The option price, number of shares, and grant date are determined at the discretion of the Company’s Board of Directors. Currently, options for approximately 8.1 million shares of common stock have been issued under this plan. The options are either exercisable in two equal installments, with the first installment becoming exercisable on the date of the grant of the options, or they are fully exercisable on the date of the grant of the options. The options have expiration dates of five and ten years from the dates of the grant of the options. Accounting guidance related to Share-Based Payment requires stock option plans to be accounted for using the Fair-Value-Based Method.

Under the accounting guidance, stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized over the stated vesting period. The Company uses the Black-Scholes option-pricing model to estimate the fair value of employee stock-based compensation at the date of grant, which requires the use of accounting judgment and financial estimates. The expected life of the options used in this calculation is the period of time the options are expected to be outstanding, and is determined by the simplified method which states, “The midpoint of the average vesting period and contractual life is an acceptable expected life assumption.” Expected stock volatility is based on the median historical volatility of comparable guideline public companies. Expected option exercises, the period of time the options are held, forfeitures, employee terminations and other criteria are based on previous experiences. The risk-free rates for periods within the contractual life of the options are based on United States Treasury Note rates in effect at the time of the grant for the period equal to the expected life. Application of alternative assumptions could produce significantly different estimates of the fair value of stock-based compensation and consequently, the

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE G - STOCK OPTIONS - Continued

related amounts recognized in the Statements of Income. In December 2007, accounting guidance was issued which extends the use of the “simplified” method for those companies that conclude that it is not reasonable to base its estimate of expected life of options on its historical share option exercise experience. The Company uses the “simplified” method for all estimations of stock option compensation expense due to insufficient historical exercise data and changes in the terms of the share option grants.

These amounts were determined using the Black-Scholes option-pricing model, which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, the expected dividend payments, and the risk-free interest rate over the expected life of the option. There were no stock options granted in 2009. The assumptions used in the Black-Scholes model for the year ended December 31, 2008 was as follows:

Risk-free interest rate	1.65%
Dividend yield	0.00%
Volatility factor	40.00%
Expected life (in years)	3

A summary of the activity under the stock option plan and related information is presented below:

	December 31, 2009		December 31, 2008
		Weighted		Weighted
	Number	Average	Number	Average
	of Shares	Exercise	of Shares	Exercise
	(Options)	Price	(Options)	Price
Balance at beginning of year	4,792,837	$0.64	1,507,023	$0.62
Options granted	-	-	3,285,814	0.65
Options forfeited	(642,858)	0.60	-	-
Options exercised	-	-	-	-

Balance at end of year	4,149,979	$0.64	4,792,837	$0.64

Exercisable at end of year	3,740,336	$0.64	3,901,050	$0.64

As of December 31, 2009, the total compensation cost related to unvested stock-based awards granted to employees under the Company’s stock option plan but not yet recognized was $13,780. This cost will be amortized during the year ended December 31, 2010. If all stock options were exercised, there would be no significant change in ownership percentages to the majority shareholders.

Strategic Office Solutions, Inc.
dba Daegis

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2009 and 2008

NOTE G - STOCK OPTIONS - Continued

A summary of the Company’s nonvested stock option activity for the years ended December 31, 2009 and 2008 is as follows:

	December 31, 2009		December 31, 2008
	Number	Weighted	Number	Weighted
	of Shares	Average	of Shares	Average
	(Options)	Fair Value	(Options)	Fair Value
Nonvested at beginning of year	891,786	$0.34	160,715	$0.36
Granted	-	-	3,285,814	0.33
Vested	(160,715)	0.36	(2,554,743)	0.32
Forfeited	(321,429)	0.35	-	-

Nonvested at end of year	409,642	$0.32	891,786	$0.34

NOTE H - 401(k) PLAN

The Company has a 401(k) plan effective January 2003. The plan is available to all employees who have met certain service requirements. On October 15, 2007, the Company amended the plan to change employer contributions from discretionary to 100% of the first 3% of participants’ contributions and 50% of the next 2% of participants’ contributions. The Company’s contributions were $210,506 and $178,268 for the years ended December 31, 2009 and 2008, respectively.